REVOCABLE PROXY

                                 HEALTHAXIS INC.
                Annual Meeting of Stockholders - _________, 2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF HEALTHAXIS INC.

         The undersigned hereby constitutes and appoints Michael Ashker and Alvin Clemens and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the annual meeting of stockholders of HealthAxis Inc., to be held on ___________, 2000, and at any postponement or adjournment thereof, and to vote all of the shares of capital stock of Provident which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card:

         THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE NOMINEES, ITEM 2, ITEM 3, ITEM 4, ITEM 5 AND ITEM
6. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

                  (Continued and to be signed on reverse side)

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     Please mark your votes as in this example. _X_

     The Board of Directors recommends a VOTE "FOR" the election of the nominees listed below and for Item 2, Item 3, Item 4, Item 5 and Item 6.

I. The election as directors of all of the following nominees for the term of one year:

                                 MICHAEL ASHKER

                                 ALVIN H. CLEMENS

                                 HENRY G. HAGER

                              PATRICK J. McLAUGHLIN

                             EDWARD W. LeBARON, JR.

                                 GREGORY T. MUTZ

                                DENNIS B. MALONEY

                          [ ] FOR        [ ] VOTE WITHHELD

     To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below:

                 -----------------------------------------------

II. To adopt the agreement and plan of reorganization and the agreement and plan of merger, each dated as of January 26, 2000, among HealthAxis Inc., HeathAxis.com, Inc. and HealthAxis Acquisition Corp., a wholly-owned subsidiary of HealthAxis Inc., and to approve the merger, the issuance of HealthAxis Inc. shares and other transactions described in the merger agreements ("Item 2");

           [ ]  FOR            [ ]  AGAINST               [ ] ABSTAIN

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III. To adopt and approve HealthAxis Inc.'s amended and restated articles of incorporation ("Item 3");

           [ ]  FOR            [ ]  AGAINST               [ ] ABSTAIN

IV.  To approve the adoption of the 2000 Stock Option Plan ("Item 4");

           [ ]  FOR            [ ]  AGAINST               [ ] ABSTAIN

V. To approve the appointment of BDO Seidman LLP as independent public accountants for HealthAxis Inc. for its 2000 fiscal year ("Item 5");

           [ ]  FOR            [ ]  AGAINST               [ ] ABSTAIN

VI. To act upon the adjournment of the annual meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the agreement and plan of reorganization and the agreement and plan of merger ("Item 6");

           [ ]  FOR            [ ]  AGAINST               [ ] ABSTAIN

VII. In their discretion, the proxies are authorized to vote on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     Should the undersigned be present and choose to vote at the annual meeting or at any adjournments or postponements thereof, and after notification to the Secretary of HealthAxis Inc. at the annual meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

     The undersigned hereby acknowledges receipt of HealthAxis Inc.'s 2000 Annual Report to Shareholders, Notice of HealthAxis Inc.'s annual meeting and the joint proxy statement/prospectus relating thereto.

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PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE
PAID ENVELOPE.


_________________________________   _________________________________     DATE:__________________________, 2000
 Signature(s)                                                                    (Please date this proxy)

NOTE: It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

                         Please date, sign and mail your
                      proxy card back as soon as possible.